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                                                                       EXHIBIT 1


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47605) pertaining to The Retirement and Savings Plan for Amgen Puerto Rico, Inc. of our report dated April 28, 2000, with respect to the financial statements and supplemental schedule of The Retirement and Savings Plan for Amgen Puerto Rico, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                                          /s/ Ernst & Young LLP

San Juan, Puerto Rico
June 16, 2000